                                                                     Exhibit 2.2









                            STOCK PURCHASE AGREEMENT

                                      among

                          JUPITER COMMUNICATIONS, INC.,

                             NET MARKET MAKERS, INC.

                                       and

                               THE SHAREHOLDERS OF
                             NET MARKET MAKERS, INC.











                          Dated as of February 28, 2000

I. DEFINITIONS.................................................................1

      SECTION 1.01. Certain Defined Terms......................................1

II. SALE AND TRANSFER OF COMMON SHARES; CLOSING; PURCHASE PRICE................4

      SECTION 2.01. Sale and Transfer of Common Shares.........................4
      SECTION 2.02. Closing....................................................4
      SECTION 2.03. Delivery of Common Shares and Payment of Purchase Price....4
      SECTION 2.04. Earnout Payment............................................5
      SECTION 2.05. Determination of 2000 Net Revenue..........................6
      SECTION 2.06. Determination of 2001 Net Revenue..........................7
      SECTION 2.07. Resolution of Differences..................................8

III. REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY..........................9

      SECTION 3.01. Organization and Qualification; No Subsidiaries............9
      SECTION 3.02. Articles of Incorporation and Bylaws.......................9
      SECTION 3.03. Capitalization............................................10
      SECTION 3.04. Authority Relative to this Agreement......................10
      SECTION 3.05. No Conflicts; Required Filings and Consents...............10
      SECTION 3.06. Permits; Compliance with Laws.............................11
      SECTION 3.07. Financial Statements......................................11
      SECTION 3.08. Absence of Certain Changes or Events......................12
      SECTION 3.09. Employee Benefit Plans; Labor Matters.....................12
      SECTION 3.10. Contracts.................................................15
      SECTION 3.11. Litigation................................................16
      SECTION 3.12. Environmental Matters.....................................16
      SECTION 3.13. Intellectual Property.....................................17
      SECTION 3.14. Taxes.....................................................19
      SECTION 3.15. Insurance.................................................20
      SECTION 3.16. Properties................................................20
      SECTION 3.17. Affiliates................................................21
      SECTION 3.18. Brokers...................................................21
      SECTION 3.19. Certain Business Practices................................21
      SECTION 3.20. Business Activity Restriction.............................21
      SECTION 3.21. Accounts Receivable.......................................22
      SECTION 3.22. Customers and Suppliers...................................22
      SECTION 3.23. Employee Matters..........................................22
      SECTION 3.24. Financial Projections.....................................23
      SECTION 3.25. Representations Complete..................................23

IV. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS........................23

      SECTION 4.01. Authorization of Agreements, Etc..........................23
      SECTION 4.02. Validity..................................................24
      SECTION 4.03. Title to Shares...........................................24
      SECTION 4.04. Investment Representations................................24
      SECTION 4.05. Brokers...................................................25

V. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................25

      SECTION 5.01. Organization and Qualification; Subsidiaries..............25
      SECTION 5.02. Capitalization............................................25
      SECTION 5.03. Authority Relative to this Agreement......................26
      SECTION 5.04. No Conflict; Required Filings and Consents................26
      SECTION 5.05. SEC Filings; Financial Statements.........................27
      SECTION 5.06. Absence of Certain Changes or Events......................27
      SECTION 5.07. Brokers...................................................28
      SECTION 5.08. Representations Complete..................................28

VI. COVENANTS.................................................................28

      SECTION 6.01. Conduct of Business by the Company Pending the Closing....28
      SECTION 6.02. Notices of Certain Events.................................30
      SECTION 6.03. Access to Information; Confidentiality....................30
      SECTION 6.04. No Solicitation of Transactions...........................31
      SECTION 6.05. Further Action; Consents; Filings.........................32
      SECTION 6.06. Certain Tax Matters.......................................32
      SECTION 6.07. Public Announcements......................................34
      SECTION 6.08. Stock Options.............................................34
      SECTION 6.09. Lock-up Agreement of Shareholders.........................34
      SECTION 6.14. Legend....................................................35
      SECTION 6.15. Unearned Revenues.........................................35
      SECTION 6.16............................................................35

VII. CONDITIONS PRECEDENT.....................................................36

      SECTION 7.01. Conditions Precedent to the Obligations of Each Party.....36
      SECTION 7.02. Conditions Precedent to the Obligation of the Purchaser...36
      SECTION 7.03. Conditions Precedent to the Obligations of the Company
                    and the Shareholders......................................39

VIII. INDEMNIFICATION.........................................................39

      SECTION 8.01. Survival of Representations and Warranties................39
      SECTION 8.02. Tax Indemnity.............................................40
      SECTION 8.03. General Indemnity.........................................40
      SECTION 8.04. Conditions of Indemnification.............................41
      SECTION 8.05. Threshold for Damages.....................................42
      SECTION 8.06. Escrow Fund; Non-Exclusive Remedy.........................42
      SECTION 8.07. Escrow Period.............................................42

      SECTION 8.08. Claims upon Escrow........................................42
      SECTION 8.09. Objections to Claims......................................43
      SECTION 8.10. Resolution of Conflicts; Arbitration......................43

IX. TERMINATION AND ABANDONMENT...............................................44

      SECTION 9.01. Termination...............................................44
      SECTION 9.02. Procedure and Effect of Termination.......................45

X. MISCELLANEOUS..............................................................45

      SECTION 10.01. Expenses, Etc............................................45
      SECTION 10.02. Notices..................................................45
      SECTION 10.03. Waivers..................................................46
      SECTION 10.04. Amendments, Supplements, Etc.............................47
      SECTION 10.05. Governing Law. ..........................................47
      SECTION 10.06. Waiver of Jury Trial.....................................47
      SECTION 10.07. Headings; Interpretation.................................47
      SECTION 10.08. Counterparts.............................................47
      SECTION 10.09. Entire Agreement.........................................48
      SECTION 10.10. Binding Effect; Benefits.................................48
      SECTION 10.11. Assignability............................................48




Exhibit                           Description
-------                           -----------

   A                              Form of Escrow Agreement

   B                              Form of Employment Agreement

   C                              Form of Opinion of Counsel to
                                  the Company

   D                              Form of Confidentiality and
                                  Noncompetition Agreement

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of February 28, 2000, among JUPITER COMMUNICATIONS, INC., a Delaware corporation (the "PURCHASER"), NET MARKET MAKERS, INC., a California corporation (the "COMPANY"), and the shareholders of the Company named in Schedule I hereto (hereinafter sometimes referred to individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS").

         WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company, consisting of 7,667,526 shares (the "COMMON SHARES") of Common Stock, $.01 par value ("COMPANY COMMON STOCK"), of the Company; and

         WHEREAS, the Shareholders desire to sell and the Purchaser desires to purchase the Common Shares, all on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                       I.

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms.

         Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

         "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in New York.

         "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to the Purchaser prior to the execution of this Agreement and forming a part hereof.

         "COMPANY INTELLECTUAL PROPERTY" shall mean all patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("TECHNICAL DOCUMENTATION"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that were material to the Company's business or are currently used in the Company's business in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by the Company.

         "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

         "COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the transactions contemplated by this Agreement):

                  (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions;

                  (iii) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of the Company; or

                  (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement dated January 27, 2000 between the Purchaser and the Company.

         "$" shall mean United States Dollars.

         "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

         "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "EXPENSES" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement, and all other matters related to the transactions contemplated hereby.

         "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         "IRS" shall mean the United States Internal Revenue Service.

         "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

         "PURCHASER MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Purchaser and the Purchaser Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Purchaser and the Purchaser Subsidiaries, taken as a whole.

         "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SEC" shall mean the Securities and Exchange Commission.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests.

         "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

         "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                      II.

                       SALE AND TRANSFER OF COMMON SHARES;
                             CLOSING; PURCHASE PRICE

         SECTION 2.01. Sale and Transfer of Common Shares. Upon to the terms and subject to the conditions set forth herein, each Shareholder shall sell to the Purchaser, and the Purchaser shall purchase from such Shareholder, on the Closing Date (as hereinafter defined), the number of Common Shares set forth opposite the name of such Shareholder in Schedule I hereto under the heading "Common Shares."

         SECTION 2.02. Closing. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10111 on such date and time or at such other place as the Purchasers and the Shareholders may mutually agree (the date and time of the Closing is herein called the "CLOSING DATE").

         SECTION 2.03. Delivery of Common Shares and Payment of Purchase Price.
(a) At the Closing, each Shareholder shall deliver to the Purchaser, free and clear of any Liens, a certificate or certificates in definitive form, registered in the name of such Shareholder, evidencing the Common Shares being sold by such Shareholder hereunder, duly endorsed in blank for transfer or accompanied by stock transfer powers duly endorsed in blank, with all requisite stock transfer taxes paid and stamps affixed.

         (b) As payment in full of the purchase price for the Common Shares and against delivery of the certificates evidencing the Common Shares as aforesaid, the Purchaser shall:

                  (i) pay to such Shareholder on the Closing Date, by wire transfer of immediately available funds to an account or accounts designated by each of the Shareholders at least two Business Days prior to the Closing, the amount set forth opposite the name of such Shareholder in Schedule I hereto under the heading "Cash Paid at Closing" (such amounts being an aggregate $18,500,000);

                  (ii) cause an aggregate of $2,000,000 in cash (the "ESCROW CASH"), as set forth in Schedule II under the heading "Cash in Escrow" to be deposited in an escrow account pursuant to the Escrow Agreement (the "ESCROW AGREEMENT") among the Purchaser, the Company, the Shareholders and the Escrow Agent named therein, substantially in the form of Exhibit A hereto to secure the indemnification obligations of the Shareholders pursuant to Article VIII hereof; and

                  (iii) issue and deliver to the Shareholders (on a pro rata basis determined in accordance with each Shareholder's ownership percentage of the Company as set forth in Schedule I hereto) within five (5) Business days of the Closing Date, certificates representing a number of shares (the "PURCHASER SHARES") of common stock, $.001 par value per share, of the Purchaser ("PURCHASER COMMON STOCK") determined by dividing (x) 10,000,000 by (y) the average closing sale price on the Nasdaq National Market of a share of Purchaser Common Stock as reported in The Wall Street Journal or, if not available, such other authoritative publication as may be reasonably selected by the Purchaser, for the ten consecutive trading days ending on and including the last trading date immediately preceding the date hereof. A portion of the total number of Purchaser Shares equal to twenty percent (20%) of each Shareholder's Purchaser Shares (the "ESCROW SHARES" and, collectively with the Escrow Cash, the "ESCROW FUND"), as set forth in
         Schedule I under the heading "Shares in Escrow", shall be deposited in an escrow account pursuant to the Escrow Agreement. The Purchaser shall deliver a certificate or certificates to each Shareholder (and with respect to the Escrow Shares, the Escrow Agent named in the Escrow Agreement), registered in the name of such Shareholder, representing the number of Purchaser Shares set forth opposite the name of such Shareholder in Schedule I hereto under the heading "Purchaser Shares".

         SECTION 2.04. Earnout Payment. (a) As additional consideration for the Common Shares, the Purchaser shall make an earnout payment to the Shareholders (pro rata based on each Shareholder's ownership of the Company as set forth in Schedule I hereto) with respect to (i) the calendar year ended December 31, 2000 (herein called the "2000 EARNOUT PAYMENT") and (ii) the calendar year ended December 31, 2001 (herein called the "2001 EARNOUT PAYMENT") as follows:

         (a) In the event that 2000 Net Revenue (as defined in Section 2.04(b)) shall exceed $12,000,000, the 2000 Earnout Payment shall equal the difference between 2000 Net Revenue and $12,000,000, provided, however, that in no event shall the 2000 Earnout Payment exceed $8,000,000.

         (b) In the event that 2001 Net Revenue (as defined in Section 2.05(b)) shall exceed $20,000,000, the 2001 Earnout Payment shall equal fifty percent (50%) of the difference between 2001 Net Revenue and $20,000,000, provided, however, that in no event shall the 2001 Earnout Payment exceed $2,500,000.

         (c) The Purchaser shall pay to each Shareholder an amount in cash equal to such Shareholder's pro rata share of the 2000 Earnout Payment and 2001 Earnout Payment, if any (based on each Shareholder's ownership percentage as set forth in Schedule I hereto), payable to the Shareholders by the later of (i) ten
(10) Business days after the delivery to the Purchaser of audited financial statements for the Purchaser for the year ended December 31, 2000 or December 31, 2001, as the case may be, and (ii) final determination of 2000 Net Revenue or 2001 Net Revenue, as the case may be, and of the 2000 Earnout Payment and 2001 Earnout Payment, as the case may be, if any, payable to the Shareholders pursuant to this Section 2.03.

         (d) The Purchaser and the Shareholders agree that any 2000 Earnout Payment or 2001 Earnout Payment will constitute deferred payment for the Common Shares and as such will include an element of imputed interest. The Purchaser will compute such imputed interest in accordance with applicable federal, state and local tax laws, and the Purchaser and each Shareholder will report such imputed interest consistently in all federal, state and local income tax returns filed by any of them.

         SECTION 2.05. Determination of 2000 Net Revenue. (a) As promptly as practicable but in no event later April 15, 2001, the Purchaser shall deliver to the Shareholder Representative:

                  (i) a consolidated balance sheet of the Purchaser as of December 31, 2000 and the statements of income, cash flow and shareholders' equity of the Purchaser for the year then ended (the "2000 FINANCIAL STATEMENTS") prepared in accordance with United States generally accepted accounting principles ("GAAP") and audited by the independent public accountants of the Purchaser;

                  (ii) a calculation of 2000 Net Revenue; and

                  (iii) a report signed by the independent public accountants retained by the Purchaser stating that the Purchaser's calculation of 2000 Net Revenue has been made in accordance with the provisions of this Agreement.

         (b) For the purposes of this Agreement, the term "2000 NET REVENUE" shall mean an amount equal to gross revenue of the Purchaser attributable to the agreements and events listed in Schedule II hereto, computed in accordance with GAAP for the period commencing January 1, 2000 and ending December 31, 2000, less contractual adjustments and/or discounts to customers, and otherwise in accordance with Schedule II hereto.

         (c) Promptly following receipt of the 2000 Financial Statements and the Purchaser's calculation of 2000 Net Revenue, Kevin D. Jones (the "SHAREHOLDER REPRESENTATIVE"), on behalf of all the Shareholders, shall review the same, and, within 30 days after such receipt, the Shareholder Representative shall deliver to the Purchaser a certificate setting forth his acceptance of, or objections to, the 2000 Financial Statements and the calculation of 2000 Net Revenue, together with a summary of the reasons therefor and adjustments which, in his view, are necessary to eliminate such objections.

         (d) If the Shareholder Representative accepts the 2000 Financial Statements and the Purchaser's calculation of 2000 Net Revenue (or does not so object within such 30-day period), the determination of 2000 Net Revenue by the Purchaser shall be deemed final and binding as of such thirtieth day.

         (e) If the Shareholder Representative objects within such 30-day period to the 2000 Financial Statements and/or the Purchaser's calculation of 2000 Net Revenue, the Purchaser and the Shareholder Representative shall use reasonable efforts during the following 30-day period to resolve any such objections. If the Purchaser and the Shareholder Representative resolve all such differences and each sign a certificate to that effect, the 2000 Financial Statements, as so adjusted, and the determination of 2000 Net Revenue derived therefrom, shall be deemed final and binding for purposes of this Agreement. If the Purchaser and the Shareholder Representative resolve none or some of such differences, the items as to which the parties have agreed shall be final and binding for purposes of this Agreement and the remaining items shall be determined as provided in Section 2.06 hereof.

         SECTION 2.06. Determination of 2001 Net Revenue. (a) As promptly as practicable but in no event later April 15, 2002, the Purchaser shall deliver to the Shareholder Representative:

                  (i) a consolidated balance sheet of the Purchaser as of December 31, 2001 and the statements of income, cash flow and shareholders' equity of the Purchaser for the year then ended (the "2001 FINANCIAL STATEMENTS") prepared in accordance with GAAP and audited by the independent public accountants of the Purchaser;

                  (ii) a calculation of 2001 Net Revenue; and

                  (iii) a report signed by the independent public accountants retained by the Purchaser stating that the Purchaser's calculation of 2001 Net Revenue has been made in accordance with the provisions of this Agreement.

         (b) For the purposes of this Agreement, the term "2001 NET REVENUE" shall mean an amount equal to gross revenue of the Purchaser attributable to the agreements and events listed in Schedule II hereto, computed in accordance with GAAP for the period commencing January 1, 2001 and ending December 31, 2001, less contractual adjustments and/or discounts to customers, and otherwise in accordance with Schedule II hereto.

         (c) Promptly following receipt of the 2001 Financial Statements and the Purchaser's calculation of Net Revenue, the Shareholder Representative, on behalf of all the Shareholders, shall review the same, and, within 30 days after such receipt, the Shareholder Representative shall deliver to the Purchaser a certificate setting forth his acceptance of, or objections to, the 2001 Financial Statements and the calculation of 2001 Net Revenue, together with a summary of the reasons therefor and adjustments which, in his view, are necessary to eliminate such objections.

         (d) If the Shareholder Representative accepts the 2001 Financial Statements and the Purchaser's calculation of 2001 Net Revenue (or does not so object within such 30-day period), the determination of 2001 Net Revenue by the Purchaser shall be deemed final and binding as of such thirtieth day.

         (e) To the extent the Shareholder Representative objects within such 30-day period to the 2001 Financial Statements and/or the Purchaser's calculation of 2001 Net Revenue, the Purchaser and the Shareholder Representative shall use reasonable efforts during the following 30-day period to resolve any such objections. If the Purchaser and the Shareholder Representative resolve all such differences and each sign a certificate to that effect, the 2001 Financial Statements, as so adjusted, and the determination of 2001 Net Revenue derived therefrom, shall be deemed final and binding for purposes of this Agreement. If the Purchaser and the Shareholder Representative resolve none or some of such differences, the items as to which the parties have agreed shall be final and binding for purposes of this Agreement and the remaining items shall be determined as provided in Section 2.06 hereof.

         SECTION 2.07. Resolution of Differences. (a) To resolve those differences that are not resolved pursuant to either Section 2.04 or Section 2.05, the Purchaser and the Shareholders shall jointly retain an independent accounting firm (other than KPMG LLP), acting through one or more audit partners knowledgeable in businesses comparable to that of the Company, and using such dispute resolution procedures as the parties may agree (or, in the absence of such agreement, as such accounting firm shall determine in its discretion), to review and resolve any remaining differences and to deliver a written report to the Purchaser and the Shareholders setting forth:

                  (i) its determination of such remaining differences;

                  (ii) the remaining adjustments, if any, to the 2000 Financial Statements or the 2001 Financial Statements, as the case may be (in addition to any adjustments agreed by the parties), necessary to reflect such determination; and

                  (iii) its determination of 2000 Net Revenue or 2001 Net Revenue, as the case may be, after giving effect to any adjustments agreed by the parties and to the remaining adjustments, if any, made pursuant to clause (ii) above.

         (b) Said firm shall be instructed by both the Purchaser and the Shareholder Representative to deliver its written report not later than 30 days after expiration of the 30-day period referred to in Sections 2.04(e) and 2.05(e).

             The 2000 Financial Statements and the 2001 Financial Statements, after giving effect to such further adjustments, if any, set forth in such written report, and the determination of 2000 Net Revenue or 2001 Net Revenue derived therefrom, shall be deemed final and binding as of the date such written report is provided to the parties by such accounting firm.

                                      III.

                      REPRESENTATIONS AND WARRANTIES AS TO
                                   THE COMPANY

         Each of Kevin D. Jones, Rosa Lee Harden and Jay E. Johnson (collectively, the "PRINCIPAL SHAREHOLDERS"), jointly and severally, represent and warrant to the Purchaser, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representations set forth in this Article III, that:

         SECTION 3.01. Organization and Qualification; No Subsidiaries

         (a) The Company has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted (the "BUSINESS"). The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) The Company does not own an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

         SECTION 3.02. Articles of Incorporation and Bylaws

         True, complete and correct copies of the Company's Articles of Incorporation and bylaws, each as amended, are included in Section 3.02 of the Company Disclosure Schedule. Such Articles of Incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or bylaws.

         SECTION 3.03. Capitalization

         The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. As of the date hereof, 7,667,526 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except for the Company Common Stock, there are no shares of capital stock or other equity securities of the Company outstanding. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no material outstanding contractual obligations of the Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

         SECTION 3.04. Authority Relative to this Agreement

         The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         SECTION 3.05. No Conflicts; Required Filings and Consents

         (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any provision of the Articles of Incorporation or bylaws of the Company, (ii) conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) No filing or registration with, or notification to, and no permit, authorization, consent or approval of, any Government Entity is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement except (i) such filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, (ii) such filings, registrations, notifications, permits, authorizations, consents or approvals that result from the specific legal or regulatory status of the Purchaser or as a result of any other facts that specifically relate to the business or activities in which the Purchaser is engaged other than the business of the Company and (iii) such other filings, registrations, notices, permits, authorizations, consents and approvals that if not obtained, made or given would not, individually or in the aggregate, have a Company Material Adverse Effect or impair the Company's ability to consummate the transactions contemplated hereby.

         (c) Except as set forth in Section 3.05(c) of the Company Disclosure Schedule, no consent of any third party is required by reason of the transactions contemplated by this Agreement.

         SECTION 3.06. Permits; Compliance with Laws

         Except as set forth in Section 3.06 of the Company Disclosure Schedule, the Company is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of the Company and each of the Principal Shareholders, threatened. The Company is not in conflict with, or in default or violation of, (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (ii) any Company Permits. Section 3.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company and each of the Principal Shareholders, threatened against the Company or the Business that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since January 1, 1998, the Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The transactions contemplated hereby will not result in the suspension or cancellation of any Company Permit.

         SECTION 3.07. Financial Statements

         (a) Section 3.07 of the Company Disclosure Schedule includes copies of the unaudited balance sheets of the Company and the Business at December 31, 1999, together with the related statement of operations, shareholders' equity and cash flows for the year ended December 31, 1999 and the notes thereto (the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) present fairly the financial position, results of operations and cash flows of the Company and the Business as of such dates and for the periods then ended; and (iii) are correct and complete in all material respects, and can be reconciled with the books of account and records of the Company. The Company maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with GAAP.

         (b) Except as and to the extent set forth or reserved against on the balance sheets of the Company as reported in the Company Financial Statements, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

         SECTION 3.08. Absence of Certain Changes or Events

         Since December 31, 1999, the Company has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of the Company's obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby by the Company, (iii) any change by the Company in its accounting methods, principles or practices,
(iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of the Company, (vi) any issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's Articles of Incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice, or (xii) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (xi).

         SECTION 3.09. Employee Benefit Plans; Labor Matters

         (a) The Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not maintained, sponsored or contributed to or required to be contributed to by the Company or the Business (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has delivered or made available to the Purchaser a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan,
(ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither the Company, nor to the knowledge of the Company and each of the Principal Shareholders, any other Person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company and each of the Principal Shareholders, there exists no condition or set of circumstances in connection with which the Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

         (c) The Company hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the knowledge of the Company and each of the Principal Shareholders, no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to the knowledge of the Company and each of the Principal Shareholders there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Company Financial Statements prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company and each of the Principal Shareholders, is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

         (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and the Company has not sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a material risk to the Company of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of the

Company is or may reasonably be expected to become the subject of any lien arising under ERISA or Section 412(n) of the Code.

         (e) With respect to each Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur,
(ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

         (f) The Company has delivered to the Purchaser true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company, (ii) all severance plans, agreements, programs and policies of the Company with or relating to its employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by the Company or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Section 280(G)(1) of the Code, and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of the Company or the Business to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

         (g) The Company is not a party to, and does not have any obligations under or with respect to, any collective bargaining or other labor union contract applicable to Persons employed by the Company and no collective bargaining agreement is being negotiated by the Company or any Person or entity that may obligate the Company thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against the Company pending or, to the knowledge of the Company and each of the Principal Shareholders, threatened which may interfere with the business activities of the Company. As of the date of this Agreement, to the knowledge of the Company and each of the Principal Shareholders, none of the Company or any of its representatives or employees has committed any unfair labor practice in connection with the operation of the businesses of the Company, and there is no charge or complaint filed against the Company by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. To the knowledge of the Company and each of the Principal Shareholders, the Company is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

         SECTION 3.10. Contracts

         Except for the contracts and agreements described in Section 3.10 of the Company Disclosure Schedule (collectively, the "MATERIAL CONTRACTS"), the Company is not a party to or bound by any material contract or agreement, including without limitation:

         (a) any sales, advertising or agency contract in excess of $10,000 over the life of the contract;

         (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $10,000 over the life of the contract;

         (c) any contract that expires or may be renewed at the option of any Person other than the Company so as to expire more than one year after the date of this Agreement;

         (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

         (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

         (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract;

         (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $10,000 remain outstanding;

         (h) any contract with an Affiliate;

         (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

         (j) any distribution contract; or

         (k) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

         The Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company, or to the knowledge of the Company and each of the Principal Shareholders, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Purchaser.

         SECTION 3.11. Litigation

         Except as set forth in Section 3.11 of the Company Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company and each of the Principal Shareholders, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such) or relating to the Business. Neither the Company nor any of the Principal Shareholders are aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company in respect of such suits, claims, actions, proceedings and investigations. There is no judgment, decree or order against the Company or, or, to the knowledge of the Company and each of the Principal Shareholders, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Schedule also lists all litigation that the Company has pending against other parties.

         SECTION 3.12. Environmental Matters

         The Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws. All past noncompliance, if any, of the Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. The Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company, in violation of any Environmental Law.

         SECTION 3.13. Intellectual Property

         (a) Section 3.13(a) of the Company Disclosure Schedule contains a true and complete list of the Company's patents, patent applications, registered trademarks, trademark applications, trademarks, trade names, registered service marks, service mark applications, service marks, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign Laws by the Company to protect its interests in the Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of the Company Intellectual Property within twelve (12) months of the Closing Date. All of the Company's patents, patent applications, registered trademarks, trademark applications and registered copyrights remain in good standing with all fees and filings due as of the date hereof.

         (b) The Company Intellectual Property contains only those items and rights which are: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used by the Company pursuant to a valid and enforceable license or other agreement (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties, date, term and subject matter of each such license or other agreement (each, a "LICENSE AGREEMENT") being set forth on Section 3.13(b) of the Company Disclosure Schedule. The Company has all rights in the Company Intellectual Property which includes all rights necessary to carry out the Company's current activities and the Company's future activities to the extent such future activities are already planned, including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

         (c) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by the Company does not infringe on any proprietary or personal right of any Person such as patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database right, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any Person, anywhere in the world. The Company has not received notice of any pending or threatened claims (including offers to grant licenses) (i) challenging the validity, effectiveness or, other than with respect to the Company Licensed Intellectual Property, ownership by the Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company or its agents or use by its customers infringes or will infringe on or misappropriate any intellectual property or other proprietary or personal right of any Person. No such claims have been threatened by any Person, nor are there any valid grounds for any bona fide claim of any such kind. All of the rights within the Company Intellectual Property are enforceable and subsisting. To the knowledge of the Company and each of the Principal Shareholders, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

         (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Company, have executed nondisclosure agreements and either (i) have been a party to an enforceable agreements with the Company in accordance with applicable national and state Law that accords the Company full, effective, exclusive and original ownership of all tangible and intangible property as "works-for-hire," arising from the efforts of such personnel, or (ii) have executed appropriate instruments of assignment in favor of the Company that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel.

         (e) The Company is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense, agreement or instrument to which the Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of any the Company Intellectual Property.

         (f) Section 3.13(f) of the Company Disclosure Schedule contains a true and complete list of all the Company's software programs (the "COMPANY SOFTWARE PROGRAMS"). The Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs that it owns, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. The Company has full and unrestricted rights to use the Company Software Programs that it licenses, pursuant to license agreements listed in Schedule 3.13(b).

         (g) The source code and system documentation relating to the Company Software Programs have been maintained in strict confidence and (i) have been disclosed by the Company only to those of its employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed nondisclosure agreements with the Company; and
(ii) have been disclosed to only those third parties who have executed nondisclosure agreements with the Company.

         (h) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) do not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

         (i) The Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

         (j) Except as set forth in Section 3.13(j) of the Company Disclosure Schedule, the Company does not owe nor will owe any royalties or other payments to third parties in respect of the Company Intellectual Property. All royalties or other payments that have accrued prior to the Closing Date have been paid.

         (k) To the knowledge of the Company and each of the Principal Shareholders, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware including, without limitation, worms, bombs, backdoors, clocks, timers, or other disabling device code, designs or routines which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

         SECTION 3.14. Taxes

         (a) The Company, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Company has provided adequate accruals in accordance with generally accepted accounting principles in the Company Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. The Company has no material liability for unpaid Taxes accruing after the date of the Company Financial Statements.

         (b) There is (i) no material claim for Taxes that is a lien against the property of the Company or is being asserted against the Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company and currently in effect, and (iv) no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

         (c) There has been no change in ownership of the Company that has caused the utilization of any losses of the Company to be limited pursuant to
Section 382 of the Code, and any loss carryovers reflected on the Company Financial Statements are properly computed and reflected.

         (d) The Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

         (e) The Company has not filed and will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to the Company.

         (f) The Company is not a party to any Tax sharing or Tax allocation agreement nor does the Company have any liability or potential liability to another party under any such agreement.

         (g) The Company has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

         (h) The Company has never been a member of a consolidated, combined or unitary group of which the Company was not the ultimate the Purchaser corporation.

         (i) The Company has in its possession receipts for any Taxes paid to foreign Tax authorities. The Company has never been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

         (j) The Company has made an effective election pursuant to Section 1362 of the Code to be an "S corporation" commencing with the Company's first taxable year, and such election has remained and will remain valid and effective (without termination) continually through December 31, 1999.

         SECTION 3.15. Insurance

         The Company is presently insured, and since inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company provide adequate coverage against loss. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. The Company has heretofore furnished to the Purchaser a complete and correct list as of the date hereof of all insurance policies maintained by the Company, and has made available to the Purchaser complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. The Company has complied in all material respects with the terms of such policies. Neither the Company nor any of the Principal Shareholders has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         SECTION 3.16. Properties

         The Company has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements for the fiscal year ended December 31, 1999, as being owned by the Company and as of the date thereof, other than
(i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All properties used in the Company's operations are reflected in the balance sheets included in the Company Financial Statements to the extent GAAP require the same to be reflected. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable Laws of bankruptcy, insolvency or similar Laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. The Company owns or has the valid and subsisting right to use all assets and properties necessary or advisable to operate the Company's business in the manner presently conducted and as proposed to be conducted in the projections described in Section 3.24.

         SECTION 3.17. Affiliates

         Section 3.17 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in the Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of the Company. Except as set forth in Section 3.17 of the Company Disclosure Schedule, the Company is not indebted to, nor does it owe any contractual commitment or arrangement to, with or for the benefit of, any director, officer, employee, affiliate or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). No current or former director, officer, employee, affiliate or agent of the Company is presently or at the Closing Date shall be, or, in the last three years has been, the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present (or potential) competitor, supplier or customer of the Company. Except for normal salaries and bonuses and reimbursement of ordinary expenses, since December 31, 1998, the Company has not made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the Principal Shareholders, or any of their respective affiliates, associates or family members.

         SECTION 3.18. Brokers

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

         SECTION 3.19. Certain Business Practices

         Neither the Company nor any directors, officers, agents or employees of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         SECTION 3.20. Business Activity Restriction

         There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which the Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

         SECTION 3.21. Accounts Receivable

         Subject to any reserves set forth in the Company Financial Statements, the accounts receivable shown on the Company Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Company Financial Statements was calculated in accordance with GAAP and in a manner consistent with prior periods and is sufficient to provide for any losses which may be sustained on realization of the receivables.

         SECTION 3.22. Customers and Suppliers

         No customer which individually accounted for more than 1% of the Company's or the Business' gross revenues during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate or decrease its relationship with the Company, or has decreased materially its relationship with the Company or its usage of the services or products of the Company, as the case may be.

         SECTION 3.23. Employee Matters

         The Company is in compliance in all material respects with all currently applicable Laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Except as set forth in Section 3.23 of the Company Disclosure Schedule, the Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company and each of the Principal Shareholders, threatened, between the Company and any of its employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company or any Shareholder know of any activities or proceedings of any labor union to organize any Company employees. To the knowledge of the Company and each of the Principal Shareholders, no employees of the Company are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No employees of the Company have given notice to the Company, nor is the Company or any Shareholder otherwise aware, that any such employee intends to terminate his or her employment with the Company.

         SECTION 3.24. Financial Projections

         The financial projections included in Section 3.24 of the Company Disclosure Schedule were prepared by the Company on a reasonable basis and in good faith. The assumptions used in the preparation of such projections (a) are those the Company believes are significant in forecasting the financial results of the Company and (b) reflect, as of the date made and for the relevant periods presented, a reasonable estimate of the events, contingencies and circumstances described therein.

         SECTION 3.25. Representations Complete

         None of the representations or warranties made by the Principal Shareholders or the Company herein or in any Company Disclosure Schedule hereto, or certificate furnished by the Principal Shareholders or the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                      IV.

                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         Each Shareholder, severally but not jointly, represents and warrants to the Purchaser as follows:

         SECTION 4.01. Authorization of Agreements, Etc. (a) Such Shareholder has full legal capacity and unrestricted power to execute and deliver this Agreement, the Escrow Agreement and such Shareholder's Employment Agreement substantially in the form set forth in Exhibit B hereto (each, an "EMPLOYMENT AGREEMENT"), and to perform his or her obligations hereunder and thereunder.

         (b) The execution and delivery by each Shareholder of this Agreement, the Escrow Agreement and such Shareholder's Employment Agreement, and the performance by each Shareholder of his or her obligations hereunder and thereunder, have been duly authorized by all requisite action, and will not violate any provision of Law, any order of any court or other agency of government, any judgment, award or decree or any provision of any indenture, agreement or other instrument to which such Shareholder is a party, or by which such Shareholder or any of such Shareholder's properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Shareholder.

         SECTION 4.02. Validity. This Agreement has been duly executed and delivered by such Shareholder and constitutes, and the Escrow Agreement and such Shareholder's Employment Agreement, when executed and delivered by such Shareholder as contemplated hereby, will constitute, the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         SECTION 4.03. Title to Shares. Such Shareholder is the lawful holder of record and beneficial owner of the number of Common Shares set forth opposite the name of such Shareholder in Schedule I to this Agreement under the heading "Common Shares," in each case free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever. The delivery by each Shareholder of certificates or instruments and agreements evidencing the number of Common Shares set forth opposite the name of such Shareholder as aforesaid, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, to the Purchaser pursuant to Section 2.02(a) above, against payment or in exchange for the securities provided pursuant to Section 2.02(b) above, will transfer valid record title and beneficial ownership to said Common Shares to the Purchaser, free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever.

         SECTION 4.04. Investment Representations. (a) Each Shareholder is acquiring the Purchaser Shares for such Shareholder's own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable Law.

         (b) Each Shareholder understands that such Shareholder must bear the economic risk of the Purchaser Shares for an indefinite period of time because the Purchaser Shares are not registered under the Securities Act or any applicable state securities Laws, and may not be resold unless subsequently registered under the Securities Act and such other Laws or unless an exemption from such registration is available. Each Shareholder hereby agrees and covenants that he or she will not pledge, transfer, convey or otherwise dispose of any of the Purchaser Shares except in a transaction that is the subject of either (i) an effective registration statement under the Securities Act and any applicable state securities Laws, or (ii) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Purchaser, and may be relied on by the Purchaser in making such determination).

         (c) Each Shareholder is able to fend for itself in the transactions contemplated by this Agreement and each Shareholder has the ability to bear the economic risks of such Shareholder's investment in the Purchaser Shares for an indefinite period of time. Each Shareholder has had the opportunity to ask questions of, and receive answers from, officers of the Purchaser with respect to the business and financial condition of the Purchaser and the terms and conditions of the offering of the Purchaser Shares and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

         (d) Each Shareholder represents and warrants to the Purchaser that he or she is an "accredited investor," as defined in Rule 501 under the Securities Act.

         SECTION 4.05. Brokers.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

                                       V.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company and the Shareholders as follows:

         SECTION 5.01. Organization and Qualification; Subsidiaries.

         The Purchaser and each directly and indirectly owned Subsidiary of the Purchaser (the "PURCHASER SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Purchaser, and each Purchaser Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a the Purchaser Material Adverse Effect.

         SECTION 5.02. Capitalization.

         (a) The authorized capital stock of the Purchaser consists of (i) 100,000,000 shares of the Purchaser Common Stock, of which 14,499,573 shares were issued and outstanding as of December 31, 1999, and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding. All of the outstanding shares of the Purchaser Common Stock have been validly issued and are fully paid and nonassessable and not subject to preemptive rights.

         (b) All of the shares of the Purchaser Shares to be issued to the Shareholders in connection with the transactions contemplated hereby, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights or similar contractual rights granted by the Purchaser.

         (c) Except for (i) outstanding options under the Purchaser's stock option plans, (ii) the Purchaser's right to repurchase any unvested shares under its stock option plans and (iii) a convertible promissory note issued by the Purchaser in the amount of $1,925,000, there are no outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements or arrangements of any kind to purchase or otherwise to receive from the Purchaser or any Purchaser Subsidiary any shares of capital stock or any other security of the Purchaser or any Purchaser Subsidiary, and there are no outstanding securities of any kind convertible into or exchangeable for such capital stock.

         SECTION 5.03. Authority Relative to this Agreement.

         The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the Escrow Agreement or to consummate such transactions. This Agreement has been, and the Escrow Agreement will be, duly executed and delivered by the Purchaser. Assuming the due authorization, execution and delivery by the Company and the Shareholders, this Agreement constitutes, and the Escrow

Agreement will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         SECTION 5.04. No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by the Purchaser and the execution and delivery of the Escrow Agreement by the Purchaser, do not, and the performance by the Purchaser of its obligations hereunder and/or thereunder, as the case may be, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Purchaser or any equivalent organizational documents of any Purchaser Subsidiary, (ii) conflict with or violate any Law applicable to the Purchaser or any other Purchaser Subsidiary or by which any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of the Purchaser or any Purchaser Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) Assuming the accuracy of the representations and warranties set forth in Article III and Article IV, the execution and delivery of this Agreement by the Purchaser do not, and the execution of the Escrow Agreement will not, and the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by the Purchaser with or notification by the Purchaser to, any Governmental Entity.

         SECTION 5.05. SEC Filings; Financial Statements.

         (a) The Purchaser has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the Nasdaq National Market since October 31, 1999 (collectively, together with any such forms, reports, statements and documents the Purchaser may file subsequent to the date hereof until the Closing Date, the "PURCHASER REPORTS"). Each Purchaser Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the Nasdaq National Market, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Purchaser Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq National Market any other stock exchange or any other comparable governmental entity.

         (b) Except as is provided in the Purchaser Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser Reports complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Purchaser and the consolidated Purchaser Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Purchaser and the consolidated Purchaser Subsidiaries for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

         SECTION 5.06. Absence of Certain Changes or Events.

         Except as disclosed in the Purchaser Reports filed prior to the date of this Agreement, since September 30, 1999, there has not been (a) any condition, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect or which would reasonably be expected to prevent, hinder or materially delay the ability of the Purchaser to consummate the transactions contemplated hereby, (b) any material change by the Purchaser or any Purchaser Subsidiary in its accounting methods, principles or practices, or (c) any event pursuant to which the Purchaser or any Purchaser Subsidiary has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case, outside of the ordinary course of business which, individually or in the aggregate, would be reasonably expected to have a Purchaser Material Adverse Effect.

         SECTION 5.07. Brokers.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

         SECTION 5.08. Representations Complete.

         None of the representations or warranties made by the Purchaser herein or in any certificate furnished by the Purchaser pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                      VI.

                                    COVENANTS

         SECTION 6.01. Conduct of Business by the Company Pending the Closing.

         The Company and the Shareholders agree that, between the date of this Agreement and the Closing Date, unless the Purchaser shall otherwise agree in writing, (x) the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and to preserve the current relationships of the Company with such of the corporate partners, customers, suppliers and other Persons with which the Company has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Purchaser:

         (a) amend or otherwise change its Articles of Incorporation or bylaws or equivalent organizational documents;

         (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of the Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any property or assets of the Company except sales of inventory in the ordinary course of business consistent with past practice;

         (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of the Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract or License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2000 and disclosed in writing to the Purchaser and that are not, in the aggregate, in excess of $10,000 for the Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

         (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

         (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (f) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities or propose to do any of the foregoing;

         (g) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the transactions contemplated hereby with, any director, officer, consultant or other employee of the Company who is not currently entitled to such benefits, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company and any of the Company's directors, officers, consultants or employees;

         (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the balance sheet of the Company dated as of December 31, 1999 previously presented to the Purchaser and only to the extent of such reserves;

         (i) make any change with respect to the Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by GAAP;

         (j) make any material Tax election or settle or compromise any material Tax liability;

         (k) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated, except in the ordinary and usual course of business;

         (l) maintain the books and records of the Company in a manner not consistent with past business practices;

         (m) take any action which would materially adversely affect the goodwill of its suppliers, customers and others with whom it has business relations;

         (n) fail to pay and perform all of its debts, obligations and liabilities as and when due and all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof;

         (o) fail to comply in all material respects with all Laws that may be applicable to its business; or

         (p) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Closing set forth herein not being satisfied.

         SECTION 6.02. Notices of Certain Events.

         Each of the Purchaser, the Company and the Shareholders shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby;
(iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Purchaser or the Company, or that relate to the consummation of the transactions contemplated hereby; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that could reasonably be expected to have a Purchaser Material Adverse Effect or a Company Material Adverse Effect, or to delay or impede the ability of the Purchaser, the Company or any of the Shareholders to perform their respective obligations pursuant to this Agreement and to effect the consummation of the transactions contemplated hereby.

         SECTION 6.03. Access to Information; Confidentiality.

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Purchaser or the Company is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Closing Date, the Purchaser and the Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03 or pursuant to the Confidentiality Agreement. The Shareholders hereby agree to be bound by the terms of the Confidentiality Agreement as if they were parties thereto.

         (c) The Shareholders shall provide the Purchaser's independent public accountants with all financial information, other than information held by the Company, and data reasonably necessary to enable such accountants to prepare and review (i) the balance sheet of the Company as of the Closing Date and the related statements of income, shareholders' equity and cash flows for the period then ended, and (ii) the balance sheets of the Company as of December 31, 1999, 1998 and 1997 and the related statements of income, shareholders' equity and cash flows for the years then ended.

         (d) The Shareholders agree that, if requested by the Company as being necessary to prepare the audited financial statements as contemplated by paragraph (c) above, the Shareholders shall provide to the Company's independent public accountants a management representation letter in a form reasonably acceptable to such accountants covering the periods referred to above.

         SECTION 6.04. No Solicitation of Transactions.

         The Company and the Shareholders shall not, directly or indirectly, and shall cause the Company's Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the Shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Company's Representatives to take any such action. Any violation of the restrictions set forth in this Section 6.04 by any Representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.04 by the Company. The Company shall notify the Purchaser promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep the Purchaser apprised, on a current basis, of the status of such Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

         SECTION 6.05. Further Action; Consents; Filings.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated hereby, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Purchaser or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the transactions contemplated hereby required under any applicable Laws. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings.

         (b) Each of the Company and the Purchaser will give any notices to third Persons, and use reasonable efforts to obtain any consents from third Persons necessary, proper or advisable (as determined in good faith by the Purchaser with respect to such notices or consents to be delivered or obtained by the Company) to consummate the transactions contemplated by this Agreement.

         SECTION 6.06. Certain Tax Matters.

         (a) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, The Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

         (b) Tax Returns. The following provisions shall govern the allocation of responsibility as between the Purchaser and the Shareholders for certain tax matters following the Closing Date:

         (i) Tax Periods Ending on or Before the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Purchaser shall permit the Company to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Shareholders shall reimburse the Purchaser for Taxes of the Company and its Subsidiaries with respect to such periods within fifteen (15) days after payment by the Purchaser or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Company's balance sheet as of December 31, 1999.

         (ii) Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. The Shareholders shall pay to the Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Company's balance sheet as of December 31, 1999. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

         (c) Cooperation on Tax Matters.

                  (i) The Purchaser, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Shareholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) The Purchaser and the Shareholders further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (iii) The Purchaser and the Shareholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

         SECTION 6.07. Public Announcements.

         Until the earlier of termination of this Agreement or the Closing Date, the Purchaser, on the one hand, and the Company and the Shareholders, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or the rules of the Nasdaq National Market, in which case the parties will make reasonable efforts to consult with each other prior to the making of such public statement.

         SECTION 6.08. Stock Options.

         As soon as practicable following the Closing Date, the Board of Directors of the Purchaser (or, if appropriate, any committee administering the Purchaser's stock option plan), shall adopt such resolutions or take such other actions as may be required to grant to those employees of the Company set forth on Schedule III options to purchase the respective number of shares of Purchaser Common Stock set forth opposite their names on such Schedule, with an exercise price per share equal to the closing selling price of the Purchaser Common Stock at the Closing Date.

         SECTION 6.09. Lock-up Agreement of Shareholders.

         Each Shareholder agrees in connection with any registered underwritten public offering of the Purchaser Common Stock that, upon request of the Purchaser or the underwriters managing an underwritten public offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any the Purchaser Common Stock (other than those, if any, that are included in the public offering) without the prior written consent of the Purchaser or such underwriters, as the case may be, for such period of time as may be requested by the Purchaser or the underwriters, provided that the officers and directors of the Purchaser shall also enter into such an agreement.

         SECTION 6.14. Legend.

         Each Purchaser Certificate Stock shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

         SECTION 6.15. Unearned Revenues.

         As of the Closing Date, the Company shall have as working capital an amount equal to (i) revenue derived from the Valuation Game Conference beginning on February 28, 2000, less the expenses paid by the Company relating to such conference, (ii) operating expenses of the Company for the month of February, 2000, plus (iii) any liabilities for unearned subscriptions, prepaid tickets and unfulfilled sponsorships of the Company. At least two (2) days prior to the Closing Date, the President or Chief Financial Officer of the Company shall deliver to the Purchaser a certificate to such effect, along with an estimated balance of the Company.

                                      VII.

                              CONDITIONS PRECEDENT

         SECTION 7.01. Conditions Precedent to the Obligations of Each Party.

         The obligations of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

         (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting its consummation;

         (b) all consents, approvals and authorizations legally required to be obtained to consummate the transactions contemplated hereby shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Purchaser Material Adverse Effect or a Company Material Adverse Effect; and

         (c) the Purchaser, each Shareholder and the Escrow Agent shall have executed and delivered an Escrow Agreement.

         SECTION 7.02. Conditions Precedent to the Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject, at the option of the Purchaser, to the satisfaction at or prior to the Closing Date of each of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of the Company and each Shareholder contained in this Agreement or in any certificate or document delivered to the Purchaser pursuant hereto shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true and correct in all respects) both when made and on and as of the Closing Date as though made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be so true and correct as of such certain date), and, if the Closing Date shall occur on a date other than the date hereof, the Company and each Shareholder shall have so certified to the Purchaser in writing.

         (b) Compliance with Covenants. The Company and each Shareholder shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Closing Date, and, if the Closing Date shall occur on a date other than the date hereof, the Company and each Shareholder shall have so certified to the Purchaser in writing.

         (c) All Proceedings To Be Satisfactory. All proceedings to be taken by the Company and the Shareholders in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (d) No Material Adverse Change. There shall not have occurred since December 31, 1999 any Company Material Adverse Effect, and, if the Closing Date shall occur on a date other than the date hereof, the Company and each Shareholder shall have so certified to the Purchaser in writing.

         (e) Opinion of Counsel. The Purchaser shall have received the opinion of Hopkins & Carley, in substantially the form of Exhibit C hereto.

         (f) Consents and Approvals. The authorizations, consents, waivers and approvals set forth in Section 3.05(c) of the Company Disclosure Schedule shall have been duly obtained and shall be in form and substance satisfactory to counsel for the Purchaser.

         (g) Audited Financial Statements. The Purchaser shall have received audited financial statements of the Company for the year ended December 31, 1999, and such audited financial statements shall not reflect any material changes from the Company Financial Statements.

         (h) Estimated Balance Sheet. The Purchaser shall have received a certificate of the President or Chief Financial Officer of the Company in accordance with Section 6.15 hereof.

         (i) Spousal Consent. Each Shareholder's spouse who has not executed this Agreement shall have executed and delivered a spousal consent in form and substance acceptable to the Purchaser and its counsel pursuant to which each spouse shall have consented to the transactions contemplated by this Agreement and agreed that the ownership and transfer of any Common Shares subject to this Agreement, including any community property interest he or she may have in such Common Shares, shall be governed by this Agreement.

         (j) Employment Agreements. Employment Agreements in substantially the form set forth in Exhibit B hereto and otherwise in form and substance acceptable to the Purchaser and its counsel shall have been executed and delivered by the Company and each of Kevin D. Jones, Rosa Lee Harden and Jay E. Johnson.

         (k) Confidentiality and Noncompetition Agreements. Confidentiality and Noncompetition Agreements in substantially the form set forth in Exhibit D hereto and otherwise in form and substance acceptable to the Purchaser and its counsel shall have been executed and delivered by the Purchaser and each of Kevin D. Jones, Rosa Lee Harden and Jay E. Johnson.

         (l) Board Resignations. The Purchaser shall have received from each Person who is, immediately prior to the Closing Date, a director of the Company or any of its Subsidiaries, his or her written resignation, effective as of the Closing Date, from such position.

                  (m) Termination of Agreements. All agreements among the Shareholders relating to the Business or the Company shall have been terminated and of no further force or effect as of the Closing Date.

                  (n) Supporting Documents. On or prior to the Closing Date, the Purchaser and its counsel shall have received copies of the following supporting documents:

                  (1) (A) the charter documents of the Company certified as of a recent date by the Secretary of State of the State of California and
         (B) a certificate of the Secretary of State of the State of California as to the due incorporation and existence of the Company and listing all documents on file with said official;

                  (2) a certificate of the Secretary of the Company, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; and (B) that the Articles of Incorporation of the Company have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (1)(B) above; and

                  (3) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel may reasonably request.

All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

         SECTION 7.03. Conditions Precedent to the Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject, at the option of the Company and the Shareholders, to the satisfaction at or prior to the Closing Date of each of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement or in any certificate or document delivered to the Company and the Shareholders pursuant hereto shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true and correct in all respects) both when made and on and as of the Closing Date as though made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be so true and correct as of such certain date), and, if the Closing Date shall occur on a date other than the date hereof, the Purchaser shall have so certified to the Company and the Shareholders in writing.

         (b) Compliance with Covenants. The Purchaser shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Closing Date, and, if the Closing Date shall occur on a date other than the date hereof, the Purchaser shall have so certified to the Company and the Shareholders in writing.

         (c) All Proceedings to Be Satisfactory. All proceedings to be taken by the Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Shareholders and their respective counsel, and the Company and the Shareholders and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                     VIII.

                                 INDEMNIFICATION

         SECTION 8.01. Survival of Representations and Warranties. The representations and warranties set forth in Articles II, III and IV, other than
Section 3.03 (Capitalization), Section 3.09 (Employee Benefit Plans), Section
3.12 (Environmental Matters), Section 3.14 (Taxes), and Section 4.03 (Title to Shares) which shall survive until the expiration of the applicable statute of limitations, will survive until the second anniversary of the Closing Date. This
Section 8.01 shall not limit any covenants or agreements of the parties hereto that by its terms contemplated performance after the Closing Date.

         SECTION 8.02. Tax Indemnity. (a) The Shareholders jointly and severally agree to and will indemnify, defend and hold harmless the Purchaser and the Company, and their respective officers, directors, advisors, Affiliates, agents, employees and each Person, if any, who controls or may control the Purchaser within the meaning of the Securities Act (the "PURCHASER INDEMNIFIED GROUP") from and against any and all Taxes incurred by, imposed upon or attributable to the Company, including without limitation reasonable legal fees and expenses incurred by the Company or any party hereto and relating thereto, for any period (or portion thereof) prior to the Closing Date to the extent that such Taxes were not reflected on the Company Financial Statements as a reserve for the payment of Taxes for the period (or portion thereof) ending on or prior to the Closing Date, including without limitation any amount due for sales and use Taxes payable as a result of an audit conducted by state or local governmental authorities.

         (b) For purposes of this Section 8.02, any interest, penalty or additional charge included in Taxes shall be deemed to be a Tax for the period to which the item or event giving rise to such interest, penalty or additional charge is attributable, and not a Tax for the period during which such interest, penalty or additional charge accrues.

         (c) The indemnity provided for in this Section 8.02 shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation, including any extensions thereof, for the Taxes referred to herein. Any Taxes, legal fees and expenses subject to indemnification under this Section 8.02 shall not be subject to indemnification under Section 8.03 hereof.

         SECTION 8.03. General Indemnity. (a) Subject to the terms and conditions of this Article VIII, the Shareholders agree to and will, jointly and severally, indemnify, defend and hold the Purchaser harmless from and against all demand so claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable attorneys' fees and expenses (hereinafter collectively called "DAMAGES"), asserted against, resulting to, imposed upon or incurred by the Company or the Purchaser, by reason of, resulting from or arising out of:

                  (i) a breach of any representation or warranty of the Company or any Shareholder contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach, except as and to the extent that Section 8.02 above shall be applicable thereto, in which case the provisions of said Section 8.02 shall govern;

                  (ii) any breach of any covenant or agreement of the Company or any Shareholder contained in or made pursuant to this Agreement or the Escrow Agreement.

         (b) Subject to the terms and conditions of this Article VIII, the Purchaser agrees to and will indemnify, defend and hold the Shareholders harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by them by reason of or resulting from or arising out of (i) a breach of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach, or (ii) any breach of any covenant or agreement of the Purchaser contained in or made pursuant to this Agreement or the Escrow Agreement

         SECTION 8.04. Conditions of Indemnification. The respective obligations and liabilities of the Shareholders, on the one hand, and the Purchaser, on the other hand (herein sometimes called the "INDEMNIFYING PARTY"), to the other (herein sometimes called the "PARTY TO BE INDEMNIFIED" or the "INDEMNIFIED PARTY") under Section 8.03 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) within 30 days after receipt of notice of commencement of any action or the assertion of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading (provided that failure so to notify the indemnifying party of the assertion of a claim within such period shall not affect its indemnity obligation hereunder except as and to the extent that such failure shall adversely affect the defense of such claim), and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing;

                  (b) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the Person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof;

                  (c) anything in this Section 8.04 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnified party shall not, without the prior written consent of the indemnifying party, settle or compromise any claim or content to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnifying party a release from all liability in respect of such claim; and

                  (d) in connection with any such indemnification, the indemnified party will cooperate in all reasonable requests of the indemnifying party.

In the event that the "indemnifying party" or the "party to be indemnified" as described in this Section 8.04 is the Shareholders as a group, then any notices required to be given to or by, and all other actions or decisions required to be taken or made by, such "indemnifying party" or the "party to be indemnified" as provided in this Section 8.04, may be given to or by, or may be taken or made by, the Shareholder Representative.

         SECTION 8.05. Threshold for Damages.

         Notwithstanding the foregoing, an Indemnified Person may not make a claim for Damages until the aggregate amount of claims by Indemnified Persons exceeds $25,000; provided, however, that once the aggregate amount of Damages of Indemnified Persons exceed such threshold amount, then the Indemnified Persons shall have the right to recover the full amounts due without regard to the threshold. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Shareholders or the Company shall be disregarded.

         SECTION 8.06. Escrow Fund; Non-Exclusive Remedy.

         On the Closing Date, the Purchaser shall deliver to the Escrow Agent the Escrow Fund. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms set forth therein and shall be available to compensate the Purchaser Indemnified Group pursuant to the indemnification obligations of the Shareholders; provided, however, that the parties expressly agree that the Escrow Fund is not intended to limit the remedies or recovery of such parties in connection with any breach of any representation, warranty, covenant or agreement made by the Company or the Shareholders under this Agreement, and recovery under the Escrow Agreement shall neither be the sole nor exclusive remedy hereunder.

         SECTION 8.07. Escrow Period.

         The Purchaser shall release to the Shareholders on a pro rata basis any portion of the Escrow Fund remaining in escrow on the first anniversary of the Closing Date (the "ESCROW PERIOD"); provided, however, that a portion of the Escrow Fund that is necessary to satisfy any unsatisfied claims on the Escrow Fund prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in escrow until such claims have been resolved.

         SECTION 8.08. Claims upon Escrow.

         Upon delivery to the Shareholders on or before the last day of the Escrow Period of a certificate signed by any officer of the Purchaser (an "OFFICER'S CERTIFICATE"):

                  (i) stating that Damages exist in an aggregate amount greater than $25,000; and

                  (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation or breach of representation, warranty, covenant or agreement made by the Company or the Shareholders under this Agreement.

The Escrow Agent shall, subject to the provisions of Sections 8.09 and 8.10 hereof, remove for the benefit of the Purchaser, or the benefit of the other Indemnified Persons, a portion of the Escrow Fund having a value equal to such Damages in accordance with the Escrow Agreement. The value of the Escrow Shares shall be determined at the time of such release based on the average closing sale price on the Nasdaq National Market of a share of Purchaser Common Stock as reported in The Wall Street Journal or, if not available, such other authoritative publication as may be reasonably selected by the Purchaser, for the ten consecutive trading days ending on and including the last trading date immediately preceding such date of release.

         SECTION 8.09. Objections to Claims.

         At the time of delivery of any Officer's Certificate to the Shareholders and for a period of thirty (30) days after delivery to the Shareholders of such Officer's Certificate, the Purchaser shall not remove any portion of the Escrow Fund unless it shall have received written authorization from the Shareholders to make such delivery. After the expiration of such thirty
(30) day period, the Purchaser shall remove the appropriate portion of the Escrow Fund in accordance with Section 8.06 hereof, provided that no such delivery may be made if the Shareholders shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Purchaser prior to the expiration of such thirty (30) day period.

         SECTION 8.10. Resolution of Conflicts; Arbitration.

         (a) In case the Shareholders shall so object in writing to any claim or claims by the Purchaser made in any Officer's Certificate, the Purchaser shall have thirty (30) days after receipt of an objection by the Shareholders to respond in a written statement to the objection of the Shareholders. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders and the Purchaser shall attempt in good faith for forty-five (45) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders and the Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

         (b) If no such agreement can be reached after good faith negotiation, either the Purchaser or the Shareholders may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, the Purchaser and the Shareholders shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement.

         (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the State of New York under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.10, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the Purchaser shall be deemed to be the "Non-Prevailing Party" unless the arbitrators award the Purchaser at least one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

                                      IX.

                           TERMINATION AND ABANDONMENT

         SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing on the Closing Date:

                  (a) by the mutual consent of the Company, the Shareholders and the Purchaser;

                  (b) by the Purchaser, on the one hand, or the Company and the Shareholders, on the other hand, if the Closing shall not have occurred on or before April 15, 2000 or such later date as may be agreed upon by the parties hereto, provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party (a "DEFAULTING Party") whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of the Closing to occur on or before such date;

                  (c) by the Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or any Shareholder set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section
         7.02 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within ten (10) days and for so long as the Company continues to exercise such reasonable efforts, the Purchaser may not terminate this Agreement under this Section 9.01(c); or

                  (d) by the Company or the Shareholders, upon breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section
         7.03 would not be satisfied (a "TERMINATING PURCHASER BREACH"); provided, however, that if such Terminating Purchaser Breach is curable by the Purchaser through the exercise of its reasonable efforts within ten (10) days and for so long as the Purchaser continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(d).

If the Closing shall not have occurred, or this Agreement shall not have been terminated in accordance with this Section 9.01, by April 30, 2000, this Agreement shall automatically terminate on said date, provided, however, that such termination shall not affect the liability hereunder of any Defaulting Party.

         SECTION 9.02. Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 9.01 above, written notice thereof shall forthwith be given to the other parties to this Agreement (other than in the event of an automatic termination as provided in such Section) and this Agreement (except for this Section and Sections 9.01 and 10.01, which shall continue) shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided in this Agreement:

                  (a) the parties hereto will promptly redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) no party shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement except as provided in this Article IX.

                                       X.

                                  MISCELLANEOUS

         SECTION 10.01. Expenses, Etc. (a) All Expenses shall be paid by the party incurring such Expenses, and the Expenses of the Company shall be paid by the Shareholders (up to an aggregate of $50,000 with respect to the fees incurred in connection with the audit of the Company's financial statements by KPMG LLP), whether or not the transactions contemplated by this Agreement are consummated.

                  (b) The Shareholders, on the one hand, and the Purchaser, on the other hand, will indemnify the other and hold it or them harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

         SECTION 10.02. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and deemed to be received if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid,
(iii) sent via a nationally recognized overnight courier service or (iv) Sent via facsimile or e-mail confirmed in writing to the recipient, in each case as follows:

         if to the Purchaser, to:

                  Jupiter Communications, Inc.
                  627 Broadway
                  New York, New York 10012
                  Attention: Chief Financial Officer

         with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York 10019
                  Attention:  Eric Simonson, Esq.

         if to the Company, to:

                  Net Market Makers, Inc.
                  2140 Shattuck Ave. Suite 1110
                  Berkeley, CA 94704
                  Attention:  President

         with a copy to:

                  Hopkins & Carley
                  2 West Santa Clara Street, Sixth Floor
                  San Jose, California 95113-1824
                  Attention:  Clarence A. Kellogg Jr., Esq.

         if to any Shareholder, to the address appearing under the name of such Shareholder in Schedule I hereto;

or such other address or addresses as any party shall have designated by notice in writing to the other parties.

         SECTION 10.03. Waivers. Either the Shareholders, on the one hand, or the Purchaser, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         SECTION 10.04. Amendments, Supplements, Etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the patties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties hereto.

         SECTION 10.05. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York other than conflict of laws principles thereof directing the application of any law other than that of New York. Courts within the State of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

         SECTION 10.06. Waiver of Jury Trial. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

         SECTION 10.07. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 10.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.09. Entire Agreement. This Agreement (including the Exhibits and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         SECTION 10.10. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 10.11. Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except (i) in the case of the Purchaser, to any Person who shall acquire substantially all of the assets of the Purchaser or a majority of the voting securities of the Purchaser, whether pursuant to a merger, consolidation, sale of stock or otherwise, and (ii) in the case of an individual Shareholder, to the estate of such Shareholder upon death.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

                                  JUPITER COMMUNICATIONS, INC.



                                  By:
                                     -----------------------------------------





                                  NET MARKET MAKERS, INC.



                                  By:
                                     -----------------------------------------

                                  SHAREHOLDERS:


                                  ----------------------------------------------
                                                   Kevin D. Jones


                                  ----------------------------------------------
                                                  Rosa Lee Harden


                                  ----------------------------------------------
                                                   Jay E. Johnson


                                  ----------------------------------------------
                                                   Mitch Tuckman

                                  Kevin D. Jones and Rosa Lee Harden Jones,
                                  Trustees of the Jones Family 2000 Charitable
                                  Remainder Unitrust dated February 24, 2000

                                  By:
                                     -----------------------------------------
                                     Kevin D. Jones, Trustee


                                  By:
                                     -----------------------------------------
                                     Rosa Lee Harden Jones, Trustee

                                  Kevin D. Jones and Rosa Lee Harden Jones,
                                  Trustees of the Jones Family 2000 Charitable
                                  Remainder Unitrust II dated February 24, 2000

                                  By:
                                     -----------------------------------------
                                     Kevin D. Jones, Trustee

                                  By:
                                     -----------------------------------------
                                     Rosa Lee Harden Jones, Trustee

                                  Jay E. Johnson 2000 Charitable Remainder
                                  Unitrust dated February 24, 2000

                                  By:
                                     -----------------------------------------
                                     Jay E. Johnson